EXHIBIT 10.8

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 10th day of October, 2012, between Dr. Victor Castaño ("Seller") and Nano Labs Corp. (“Purchaser").

Recitals

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the assets described below in accordance with the terms and conditions of this Agreement.

Agreement

IN CONSIDERATION of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Sale of Assets.

1.1           Assets. Seller shall sell, assign, transfer, and deliver to Purchaser, and Purchaser shall purchase and accept at Closing, all rights and assets related to Seller’s Nano Coatings Technology (the “Assets”) including but not limited to:

(a)     All plans, specifications, drawings, concepts, designs, engineering studies and reports, test results, models, manufacturing processes and flowcharts;

(b)     All raw materials, supplies, work in progress, finished product and lists of suppliers;

(c)     All software programs and software code relating thereto, if any and all copies and tangible embodiments of the software programs and software code (in source and object code form), together with all documentation related to such programs and code;

(d)     All Intellectual Property Rights including but not limited to all intellectual property listed on Exhibit A, patent applications, patents, trademarks, trade names, copyrights, exercisable or available in any jurisdiction of the world, and the exclusive right for Purchaser to hold itself out to be the successor to the Nano Coatings Technology business of Seller;

(e)     All licenses to the Assets and properties of third parties (including licenses with respect to Intellectual Property Rights owned by third parties);

(f)     Claims, causes of actions, royalty rights, deposits, and rights and claims to refunds (including tax refunds) and adjustments of any kind (including rights to set-off and recoupment), and insurance proceeds;

(g)     All Internet domain names and registrations that are held or owned by Seller that relate or refer to the business or Assets;

(h)     All franchises, permits, licenses, agreements, waivers, and authorizations from, issued, or granted by any Governmental Authority;

(i)     Copies of marketing and sales information, including pricing, and customer lists.

1.2           The Assets will be sold free and clear of any liens or encumbrances.  Purchaser will not assume any of the liabilities of the Seller.

1.3           Assignment. All Assets referenced herein shall be conveyed and transferred by means of a General Assignment, and/or a Patent, Trademark or Copyright assignment, as appropriate.

2.             Purchase Price and Terms. The Purchase Price shall be 101,000,000 shares of common stock of Nano Labs Corp. at $0.001 per share, which will be issued to Seller at closing.

3.             Representations and Warranties of Seller. The Seller represents the following to the Purchaser:

3.1           Authority. Seller has the full power and authority to enter into this Agreement and to conclude the transaction described herein, and no other contract or agreement to which he is a party prevents him from concluding the transaction described herein. The execution of this Agreement and the performance by Seller of the actions contemplated by this Agreement will not result in a default under the terms of any agreement to which Seller is a party.

3.2           Non-infringement. Seller’s rights to the Assets, including all Intellectual Property Rights, do not infringe on any other person’s intellectual property, including patent applications, patents, trademarks and copyrights.

3.3           Title to Assets. Seller has full title to the Assets and at Closing Purchasershall receive full title, possession and control of the Assets, free and clear of any liens or encumbrances.

3.4           Litigation. There is no litigation or proceeding, threatened or pending, against or relating to Seller; nor does the Seller know or have reasonable grounds to know the basis of any such action or proceeding.

4.             Representations and Warranties of Purchaser.

4.1           Standing. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Colorado and is authorized and entitled to carry on its business in Colorado.

4.2           Authority. Purchaser has the full power and authority to enter into this Agreement and to conclude the transaction described herein, and no other contract or agreement to which it is a party prevents it from concluding the transaction described herein. The execution of this Agreement and the performance by Purchaser of the actions contemplated by this Agreement will not result in a default under the terms of its organizational documents, bylaws or any agreement to which Purchaser is a party.

4.3           Litigation. To the best of Purchaser’s knowledge, there is no litigation or proceeding, threatened or pending, against or relating to Purchaser; nor does the Purchaser know or have reasonable grounds to know the basis of any such action or proceeding.

5.            Obligations at Closing.

5.1           Execution and Delivery of Documents. At Closing, Seller and Purchaser shall execute and deliver all such instruments and take all such other action as either party may reasonably request from time to time, in order to effect the transaction provided for herein. The parties shall cooperate with each other in connection with any steps to be taken as part of their respective obligations under this Agreement. This obligation shall extend to any matters arising after Closing which bear upon their respective obligations under this Agreement.

5.2           Costs and Expenses. Each party hereto shall bear its own costs and expenses incurred in connection with the negotiation, preparation, and performance under this Agreement, and all matters incident thereto, excepting as otherwise set forth herein.

5.3           Sales and Use Tax. Purchaser hereby acknowledges and agrees to pay for any and all sales and use taxes payable to local or state jurisdictions that may arise as a result of the sale of the Assets described herein.

5.4           Appointment of Director. At closing Purchaser shall cause Dr. Victor Castano to be appointed a director and Chief Technological and Scientific Officer of Nano Labs Corp.

6.             Post-Closing Survival. All the representations, warranties and covenants made in this Agreement shall be correct, accurate and effective at Closing, and shall survive the Closing.

7.             Default and Remedies

7.1           Purchaser's Default.

(a)     Seller may elect to treat this Agreement as terminated.

(b)     In the alternative, Seller may elect to treat this Agreement as being in full force and effect, and Seller shall have the right to an action for specific performance or damages, or both.

7.2           Seller's Default.

(a)     Purchaser may elect to treat this Agreement as terminated.

(b)     In the alternative, Purchaser may elect to treat this Agreement as being in full force and effect, and Purchaser shall have the right to an action for specific performance or damages, or both.

7.3          Arbitration. Any dispute which arises under this Agreement shall be submitted to binding arbitration in Denver, Colorado pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Arbitration Panel shall award to the prevailing party all reasonable costs and expenses, including reasonable atttorneys’ fees, as determined by the Arbitration Panel.

8.             General Provisions.

8.1           Entire Agreement. This Agreement contains the entire understanding of the parties with regard to the subject matter hereof and no warranties, representations, promises or agreements have been made between the parties other than as expressly herein set forth, and neither Purchaser nor Seller shall be nor are they bound by any warranties, representations, promises or agreements not set forth herein. This Agreement cannot be modified except in writing by all of the parties hereto.

8.2           Binding Effect. Upon execution, this Agreement shall be absolutely binding and fully enforceable and shall inure to the benefit of the parties hereto, their successors, personal representatives and heirs.

8.3           Notices. All notices as may be required by this Agreement shall be sent to the respective parties at the addresses set forth below. The place of notice may be modified by appropriate registered or certified mailing to the parties.

To Seller at:	3a. de Cedros No. 302
Col. Jurica
Querétaro, Querétaro 76100

To Purchaser at:	Calle 4, #37
Fraccionamiento Industrial Alce Blanco
Municipality of Naucalpan
Estado de Mexico CP 53520

With a copy to:	Hart & Trinen, LLP
1624 Washington St.
Denver, CO 80203
Telephone: (303) 839-0061
Fax: (303) 839-5414

8.4           Time of Possession. Purchaser shall have title and shall be deemed to be in possession of the Assets on the day and time of Closing. All things of value shall be delivered at Closing.

8.5           Exclusive Dealing. Seller shall not, directly or indirectly, through an owner, employee or agent, offer to or enter into any agreement to sell the Assets to anyone other than Purchaser, encourage inquiries or offers from anyone but Purchaser for the sale of the Assets unless the Closing of this Agreement fails to occur by , 2012.

8.6           Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court or tribunal of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

8.7           Right to Counsel. Purchaser and Seller hereby acknowledge that they have every right to consult a licensed attorney, CPA and/or consultant and have done so to the extent they consider necessary.

8.8           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado.

8.9           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, including fax signatures, but all of which together shall constitute one and the same document.

9.            Closing. The Closing of this Agreement shall occur on or before ______________, 2012. The Closing will take place at the offices of ______________, at ___________________, at a time mutually agreed between the Parties. Unless the Closing takes place by, 2012, this Agreement will be null and void.

THE ABOVE TERMS AND CONDITIONS ARE HEREBY APPROVED AND ACCEPTED:

THE UNDERSIGNED EXPRESSLY ACKNOWLEDGE FULLY READING, UNDERSTANDING AND RECEIVING A TRUE COPY OF THIS DOCUMENT.

PURCHASER:

NANO LABS CORP.
a Colorado corporation

By:	/s/ Bernardo Camacho Chavarria
Bernardo Camacho Chavarria, Chief Executive Officer		October 10th, 2012
Date

SELLER:

By:	/s/ Dr. Victor Castaño
Dr. Victor Castaño		October 10th, 2012
Date